UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Name of registrant as specified in its charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

2300 Carillon Point

Kirkland, WA 98033

INFORMATION STATEMENT

(Preliminary)

June 16, 2011

GENERAL INFORMATION

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of ICO Global Communications (Holdings) Limited, a Delaware corporation (the “Company,” “we,” “us” or “our”), has approved, and the stockholders of the Company holding a majority of the voting power of the Company’s outstanding shares of our common stock, par value $0.01 per share (the “Common Stock”) as of April 18, 2011 (the “Record Date”) have approved an amendment to our Restated Certificate of Incorporation (the “Restated Certificate”) to change our name from “ICO Global Communications (Holdings) Limited” to “Pendrell Corporation.”

The accompanying information statement (the “Information Statement”) describes the proposed name change in more detail and provides our stockholders with other important information. The Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations enacted under the Exchange Act.

Your consent to the name change is not required and is not being solicited. The accompanying Information Statement serves as notice pursuant to the Exchange Act of the approval of the name change by written consent of stockholders of the Company holding a majority of the voting power of the Common Stock. We will first mail the Information Statement to all of our stockholders sometime after June 27, 2011.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO

SEND US A PROXY. THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR

INFORMATION PURPOSES ONLY.

Date: June 16, 2011	For the Board of Directors of
ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

	By:	/s/ Benjamin G. Wolff
Benjamin G. Wolff
Chief Executive Officer, President and Director

Important Notice Regarding the Availability of Information Statement Materials for the Action by Written Consent of Stockholders in Lieu of a Special Meeting.
The Information Statement is available at: www.ico.com

ICO Global Communications (Holdings) Limited (the “Company,” “we,” “us” or “our”) is sending you this Information Statement solely for the purpose of informing you, as one of our stockholders on the Record Date, that on June 14, 2011 the Company’s Board of Directors (the “Board”) approved and recommended that the Company’s stockholders approve a change of the Company’s name to “Pendrell Corporation” (the “Name Change”). Subsequently, on June 15, 2011, stockholders of the Company holding a majority of the voting power of the Company’s outstanding capital stock (the “Consenting Stockholders”) signed a Consent in Lieu of Special Meeting of Stockholders, pursuant to which the Consenting Stockholders approved the Name Change and also approved a corresponding Certificate of Amendment (the “Amendment”) to the Company’s Restated Certificate of Incorporation (the “Restated Certificate”). The Board and Consenting Stockholders approved the Name Change because the Company had previously agreed to sell the “ICO” name and related trademarks as part of the sale of its international satellite assets.

Under the Delaware General Corporation Law, the Restated Certificate, and the Company’s bylaws, stockholder actions may be taken by written consent without a meeting of the stockholders. The written consent of holders of a majority of the votes entitled to be cast by holders of the Company’s Class A Common Stock and Class B Common Stock (collectively, the “Common Stock”) is sufficient to approve and adopt the Name Change. As of the Record Date, there were 200,412,660 shares of Class A Common Stock and 53,660,000 shares of Class B Common Stock outstanding, representing an aggregate of 737,012,660 potential votes. The Consenting Stockholders hold approximately 63% of such votes. No additional votes are required to approve the Name Change or the Amendment, and the Company is not required to solicit the vote of any additional stockholders to implement the Name Change. Moreover, stockholders do not have the right to dissent or otherwise object to the Name Change or the Amendment under applicable law. The Company is, however, required to provide to you this Information Statement, pursuant to Regulation 14C promulgated under the Securities Exchange Act of 1934, in order to notify you of the Name Change.

In accordance with federal securities laws, the Name Change cannot become legally effective until at least 20 calendar days following the mailing of this Information Statement. Thereafter, it will become effective upon filing of the Amendment. The Company anticipates the filing of the Amendment on or after July 18, 2011. At such time, the Company’s NASDAQ ticker symbol will change from “ICOG” to “PCO.”

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Additional copies of this Information Statement may be obtained at no charge by writing to the Company at 2300 Carillon Point, Kirkland, Washington 98033, Attention: Timothy M. Dozois, Acting General Counsel. The Information Statement is also available at www.ico.com.

The Company files annual, quarterly and current reports, proxy statements and registration statements with the Securities and Exchange Commission. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, NE, Washington D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington D.C. 20549. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.